CHANGE IN CONTROL AGREEMENT



                                     BETWEEN



                              [NAME OF SUBSIDIARY]




                                       AND



                            NATIONAL FUEL GAS COMPANY



                                       AND



                               [NAME OF EXECUTIVE]

                THIS AGREEMENT, effective this [1st day of May, 1992,] [16 day of March, 1995], by and between [NAME OF SUBSIDIARY], a [NAME OF STATE] corporation (the "Company") and National Fuel Gas Company, a New Jersey corporation ("National") and [NAME OF EXECUTIVE] (the "Executive").


                         W I T N E S S E T H    T H A T:


                WHEREAS, the Company wishes to attract and retain well-qualified executive and key personnel and to assure the continuity of management in the event of any actual or threatened Change of Control (as defined below) of National, which owns 100% of the Capital Stock of the Company;
                WHEREAS, the Executive is a valuable employee of the Company, an integral part of its management team and a key participant in the decision making process relative to short-term and long-term planning and policy for the Company;
                WHEREAS, the Company wishes to encourage the Executive to continue his career and services with the Company for the period during and after an actual or threatened Change in Control; and
                WHEREAS, the Board, at its meeting on December 5, 1991, determined upon recommendation of the Compensation Committee of the Board that it would be in the best interests of the Company, National and its shareholders to assure continuity in the management of the Company in the event of a Change in Control by entering into this Change in Control Agreement with the Executive; and
                WHEREAS, this Change of Control Agreement is intended to supersede a similar agreement dated June 1, 1988 which was entered into by the Executive; and
                WHEREAS, this Change of Control Agreement is intended to reduce the Executive's severance payments from those provided for in the 1988 Agreement, if such reduction provides a greater after-tax benefit to the Executive, in which case the pre-tax and after-tax outlays of the Company will also be substantially reduced.

                NOW,  THEREFORE,  it is hereby agreed by and between the parties hereto as follows:
                1.     Effective Date.
                The Effective Date of this Agreement  shall be the date on which a Change of Control (as defined in Section 2) of National occurs.
                2.     Definitions.
                "Board" shall mean the Board of Directors of National.
                "Cause" shall mean the Executive's  gross  misconduct,  fraud or dishonesty, which has resulted or is likely to result in material economic damage to the Company or National, as determined in good faith by a vote of at least two-thirds of the non-employee directors of National at a meeting of the Board at which the Executive is provided an opportunity to be heard.
                "Change in Control" shall mean:
                       (i) either (a) receipt by the Company or National of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of National or (b) actual knowledge by the Company or National of facts, on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of National;
                       (ii) purchase by any Person, other than National or a wholly-owned subsidiary of National, of shares pursuant to a tender or exchange offer to acquire any stock of National (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of twenty (20) percent or more of the outstanding stock of National (calculated as provided in paragraph (d) of Rule l3d-3 under the 1934 Act in the case of rights to acquire stock);
                       (iii) approval by the shareholders of National of (a) any consolidation or merger of National in which National is not the continuing or surviving corporation or pursuant to which shares of stock of National would be converted into cash, securities or other property, other than a consolidation or merger of National in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which National is the continuing or surviving corporation but in which the common shareholders of National immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of National), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of National; or
                       (iv) a change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by National's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.
                "Disability"  shall have the same meaning as under the Company's long-term disability insurance program as in effect at the time of the Executive's disability.
                "Employment  Period"  shall  mean the  period  beginning  on the
Effective Date and ending on the earlier of (i) 36 full calendar months following the Effective Date, or (ii) the date on which the Executive attains age 65.
                "Good Reason" shall mean a good faith  determination made by the
Executive that there has been any (i) material change by the Company of the Executive's functions, duties or responsibilities which change would cause the Executives' position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Executive of duties and responsibilities inconsistent with his positions,
(ii) assignment or reassignment by the Company of the Executive without the Executive's consent, to another place of employment more than 30 miles from the Executive's current place of employment, or (iii) reduction in the Executive's total compensation or benefits or any component thereof, provided in each case that the Executive shall specify the event relied upon for such determination by written notice to the Board at any time within six months after the occurrence of such event.
                "Severance"  shall mean the  termination  of  employment  of the
Executive prior to the end of the Employment Period (i) by the Company for any reason other than death, Disability, or Cause, or (ii) by the Executive for Good Reason.
                3.  Term of Agreement.
                This  Agreement  shall be effective as of the date above written and shall continue thereafter until the first to occur of (i) 36 full calendar months following the Effective Date, or (ii) the date on which the Executive attains age 65. The Executive agrees that during the Term of Agreement he shall devote all his business activities exclusively to his duties with the Company and perform such duties professionally, faithfully, effectively, intelligently and efficiently.
                4.  Compensation, Employee Benefits, Perquisites.
                The Executive shall receive the following as compensation during the  Employment  Period:
                (a) An annual salary which is not less than his annual salary immediately prior to the first day of the Employment Period, plus annual increases at least equal to the greater of the average percentage increase in the compensation of salaried employees of National and its subsidiaries who are not executives and the percentage increase in the Consumer Price Index.
                (b)  Eligibility to  participate  in the incentive  compensation plans or programs of National and the Company, including but not limited to bonus and stock option plans, which will provide the Executive with the opportunity to receive additional compensation equal to the greater of (i) the opportunities provided by the Company and National to comparable level executives, or (ii) the opportunities provided under those plans or programs in which the Executive participated immediately prior to the first day of the Employment Period.
                (c) Employee  benefits and perquisites  which are the greater of
(i) such employee benefits and perquisites provided to comparable level executives of the Company and National, or (ii) those employee benefits and perquisites that the Executive was entitled to receive immediately prior to the first day of the Employment Period.
                5.  Severance Payments.
                In the event of the  Executive's  Severance,  the Company shall, within 180 days (except as provided in paragraph 5(a)) from the date of the Executive's Severance, pay and provide to the Executive or, if the Executive has died before receiving all payments to which he has become entitled hereunder, the estate of the Executive, the following:
                (a) A lump sum cash payment equal to the Executive's accrued but unpaid salary and accrued but unused vacation pay shall be made within 30 days from the date of the Executive's Severance.
                (b) A lump  sum  payment  equal  to all  deferred  or  incentive compensation owed to the Executive through the date of the Executive's Severance, including, but not limited to, the cash value of any restricted stock, stock options or stock appreciation rights which were forfeited by the Executive upon the Executive's Severance.
                (c) A lump sum cash payment equal to 2.99 times the  Executive's base annual salary immediately prior to the Executive's Severance, provided, however, that if the Executive is age 62 or older, such payment shall be multiplied by a fraction the numerator of which is the number of months (including fractions of a month) from the date of the Executive's Severance to the date of the first day of the calendar month coincident with or next following the date the Executive will have attained age 65, and the denominator of which is 36.
                (d) For a period  commencing  with  the date of the  Executive's
Severance, and ending on the first to occur of (i) 36 months thereafter, or (ii) the Executive's attainment of age 65, the Executive shall be eligible to participate in the welfare benefit plans (within the meaning of Sections 3(1) of the Employee Retirement Income Security Act of 1974, as amended), of the Company or National, as if the Executive were still employed during such period, at the same level of benefits and at the same dollar cost to the Executive as is available to comparable level executives generally, and if and to the extent that equivalent benefits shall not or may not be payable or provided under any such plan, the Company shall pay or provide equivalent benefits on an individual basis. The benefits provided in accordance with this paragraph shall be secondary to any comparable benefits provided by another employer.
                (e)  Notwithstanding   anything  contained  herein,  should  the
Executive receive any compensation that is subject to Federal income taxation with respect to employment by another entity or employer, or as a result of a consulting agreement or arrangement, for the Employment Period, payments made pursuant to this Agreement shall be correspondingly reduced on a dollar for dollar basis, and, if necessary, the Executive agrees to make restitution to the Company of such amounts.
                (f) In the  event it  shall be  determined  by  Independent  Tax
Counsel that any payment or benefit hereunder that constitutes a "parachute payment," as defined in section 280G of the Code, would be subject to the excise tax imposed by section 4999 of the Code ("Excise Tax"), then the payment made pursuant to paragraphs 5(b)-5(e) shall be reduced if such reduction would produce a greater after-tax benefit to the Executive than would have been produced had the Excise Tax been imposed. "Independent Tax Counsel" shall mean a lawyer or accountant with expertise in the area of executive compensation tax law, who shall be selected by the Executive and shall be reasonably acceptable to the Company, and whose reasonable fees and disbursements shall be paid by the Company.
                6.  Source of Payments.
                All payments  provided for in paragraph 3 above shall be paid in cash from the general funds of the Company or National; provided, however, that such payments shall be reduced by the amount of any payments made to the Executive or his dependents, beneficiaries or estate from any trust or special or separate fund established by the Company or National to assure such payments. The Company or National shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company or National shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship, between the Company or National and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company or National such right shall be no greater than the right of an unsecured creditor of the Company or National.
                7.  Arbitration of Disputes.
                (a) In the event that any dispute,  controversy  or claim arises between the Company or National and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, such dispute, controversy or claim shall be submitted to a panel of three arbitrators for binding resolution. The panel shall be selected in accordance with the rules of the American Arbitration Association (the "AAA"). The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitration panel may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in Buffalo, New York, and shall be conducted in accordance with the Rules of the AAA.
                (b) In the event of the occurrence of any proceeding  (including the appeal of an arbitration decision) between the Company or National and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Company or National shall reimburse the Executive for all reasonable costs and expenses relating to such proceeding, including reasonable attorneys' fees and expenses, regardless of the final outcome, unless the arbitration panel determines that recovery by the Executive of all or a part of such fees, costs and expenses would be unjust. In no event shall the Executive reimburse the Company for any of the costs and expenses relating to such litigation or other proceeding. The obligation of the Company or National under this paragraph 7 shall survive the termination for any reason of this Agreement (whether such termination is by the Company or the Executive, upon the expiration of this Agreement or otherwise.)
                8.  Income Tax Withholding.
                The Company or National  may  withhold  from any  payments  made under this Agreement all Federal, state or other taxes as shall be required pursuant to any law or governmental regulation or ruling.
                9.  Entire Understanding.
                This  Agreement  contains the entire  understanding  between the
Company, National and the Executive with respect to the subject matter hereof and supersedes any prior Change in Control agreement between the Company, National and the Executive, including the Change of Control Agreement with the Executive dated June 1, 1988.
                10.  Severability.
                If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.
                11.  Consolidation, Merger, or Sale of Assets.
                If the Company or National  consolidates or merges into or with, or transfers all or substantially all of its assets to, another corporation, the terms "the Company" and "National", as used herein, shall mean such other corporations and this Agreement shall continue in full force and effect.
                12.  Notices.
                All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class as follows:

                       (a)    to the Company:
                              National Fuel Gas Distribution Corporation
                              10 Lafayette Square
                              Buffalo,  NY  14203
                              Attention:  Corporate Secretary

                       (b)    to National:

                              National Fuel Gas Company
                              10 Lafayette Square
                              Buffalo,  NY  14203
                              Attention:  Corporate Secretary

                       (c)    to the Executive:

                              [NAME OF EXECUTIVE]
                              [ADDRESS OF EXECUTIVE]

or to such other address as either party shall have previously specified in writing to the other.
                13.  No Attachment.
                Except as required by law, neither this Agreement, in whole or in part, nor any right to receive payments under this Agreement, shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.
                14.  Binding Agreement.
                This Agreement shall be binding upon, and shall inure to the benefit of, the Executive, the Company and National and their respective permitted successors and assigns.
                15.  Modification and Waiver.
                This Agreement may be canceled prior to the Effective Date by the Company, National or the Executive upon the delivery of at least thirty (30) days' written advance notice to the other parties. Otherwise, this Agreement may not be canceled, rescinded, modified or amended except by an instrument in writing signed by the parities hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
                16.  Headings of No Effect.
                The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.
                17.  Governing Law.
                This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of [NAME OF STATE] without giving effect to the choice of law provisions in effect in such State.

                IN WITNESS WHEREOF, the Company and National have caused this Agreement to be executed by their officers thereunto duly authorized, and the Executive has signed this Agreement, all as of the date first above written.

                                  [NAME OF SUBSIDIARY]



                   By: /s/___________________________________


                                NATIONAL FUEL GAS COMPANY



                   By: /s/___________________________________


                                   [NAME OF EXECUTIVE]



                   By: /s/___________________________________